POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Helmy Eltoukhy and Derek Bertocci, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Helmy Eltoukhy Helmy Eltoukhy	Chief Executive Officer (Principal Executive Officer) and Director	March 2, 2020

/s/ Derek Bertocci Derek Bertocci	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	March 2, 2020

/s/ AmirAli Talasaz AmirAli Talasaz	President, Chief Operating Officer and Chairman of the Board of Directors	March 2, 2020

/s/ Bahija Jallal Bahija Jallal	Director	March 2, 2020

/s/ Samir Kaul Samir Kaul	Director	March 2, 2020

/s/ Ian Clark Ian Clark	Director	March 2, 2020

/s/ Stanley Meresman Stanley Meresman	Director	March 2, 2020

/s/ Dipchand Nishar Dipchand Nishar	Director	March 2, 2020